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                                                                     Exhibit 4.1

                               COMCAST CORPORATION

                             1996 STOCK OPTION PLAN

               (As Amended and Restated, Effective April 29, 2002)


          1.   Purpose of Plan

The purpose of the Plan is to assist the Company in retaining valued employees, officers and directors by offering them a greater stake in the Company's success and a closer identity with it, and to aid in attracting individuals whose services would be helpful to the Company and would contribute to its success.

          2.   Definitions

                  (a) "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term "control," including its correlative terms "controlled by" and "under common control with," mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  (b) "Board" means the board of directors of the Sponsor.

                  (c) "Cash Right" means any right to receive cash in lieu of Shares granted under the Plan and described in Paragraph 3(a)(iii).

                  (d) "Cause" means:

                        (i) for an employee of a Company, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the employee, that the employee has breached his employment contract with a Company, has disclosed trade secrets of a Company or has been engaged in any sort of disloyalty to a Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment.

                        (ii) for a Non-Employee Director, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Director, that such Non-Employee Director has disclosed trade secrets of a Company, or has been engaged in any sort of disloyalty to a Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his service as a Non-Employee Director.

                  (e) "Change of Control" means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then-outstanding securities of the Sponsor having more than 50 percent of the voting power for the election of directors of the Sponsor.

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                  (f) "Code" means the Internal Revenue Code of 1986, as
amended.

                  (g) "Comcast Plan" means any restricted stock, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Company or an Affiliate, including but not limited to this Plan, the Comcast Corporation 1997 Deferred Stock Option Plan, the Comcast Corporation 1990 Restricted Stock Plan and the Comcast Corporation 1987 Stock Option Plan.

                  (h) "Committee" means the committee described in Paragraph 5.

                  (i) "Common Stock" means:

                        (i) the Sponsor's Class A Special Common Stock, par value, $1.00; and

                        (ii) subject to the approval of the Sponsor's shareholders, the Sponsor's Class B Common Stock, par value, $1.00.

                  (j) "Company" means the Sponsor and each of the Parent Companies and Subsidiary Companies.

                  (k) "Date of Grant" means the date as of which an Option is granted.

                  (l) "Disability" means a disability within the meaning of
section 22(e)(3) of the Code.

                  (m) "Election Date" means the date on which an individual is first elected to the Board as a Non-Employee Director, or is elected to the Board as a Non-Employee Director following a period of one year or more during which such individual was not a member of the Board.

                  (n) "Fair Market Value." If Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the last trading day prior to the date of determination, or, if Shares are not so listed, but trades of Shares are reported on the Nasdaq National Market, the last quoted sale price of a Share on the Nasdaq National Market on the last trading day prior to the date of determination, or, if Shares are not so reported, the fair market value as determined by the Board or the Committee in good faith.

                  (o) "Grant Date" means each February 1st after the date of adoption of the Plan by the Board.

                  (p) "Immediate Family" means an Optionee's spouse and lineal descendants, any trust all beneficiaries of which are any of such persons and any partnership all partners of which are any of such persons.

                  (q) "Incentive Stock Option" means an Option granted under the Plan, designated by the Committee at the time of such grant as an Incentive Stock Option within the meaning of section 422 of the Code and containing the terms specified herein for Incentive Stock Options; provided, however, that to the extent an Option granted under the Plan and designated

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by the Committee at the time of grant as an Incentive Stock Option fails to satisfy the requirements for an incentive stock option under section 422 of the Code for any reason, such Option shall be treated as a Non-Qualified Option.

                  (r) "Non-Employee Director" means an individual who is a member of the Board, and who is not an employee of a Company, including an individual who is a member of the Board and who previously was an employee of a Company.

                  (s) "Non-Qualified Option" means:

                        (i) an Option granted under the Plan, designated by the Committee at the time of such grant as a Non-Qualified Option and containing the terms specified herein for Non-Qualified Options; and

                        (ii) an Option granted under the Plan and designated by the Committee at the time of grant as an Incentive Stock Option, to the extent such Option fails to satisfy the requirements for an incentive stock option under section 422 of the Code for any reason.

                  (t) "Option" means any stock option granted under the Plan and described in Paragraph 3(a).

                  (u) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised in full and has not expired or terminated.

                  (v) "Other Available Shares" means, as of any date, the excess, if any of:

                        (i)  the total number of Shares owned by an Optionee;
     over

                        (ii) the sum of:

                             (a) the number of Shares owned by such Optionee for less than six months; plus

                             (b) the number of Shares owned by such Optionee that has, within the preceding six months, been the subject of a withholding certification pursuant to Paragraph 16(b) or any similar withholding certification under any other Comcast Plan; plus

                             (c) the number of Shares owned by such Optionee that has, within the preceding six months, been received in exchange for Shares surrendered as payment, in full or in part, of the exercise price for an option to purchase any securities of the Sponsor or an Affiliate under any Comcast Plan, but only to the extent of the number of Shares surrendered; plus

                             (d) the number of Shares owned by such Optionee as to which evidence of ownership has, within the

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                                  preceding six months, been provided to the
                                  Company in connection with the crediting of "Deferred Stock Units" to such Optionee's Account under the Comcast Corporation 1997 Deferred Stock Option Plan.

For purposes of this Paragraph 2(v), a Share that is subject to a deferral election pursuant to another Comcast Plan shall not be treated as owned by an Optionee until all conditions to the delivery of such Share have lapsed. For purposes of Paragraphs 7(d), 8(d) and 16(b), the number of Other Available Shares shall be determined separately for the Sponsor's Class A Special Common Stock, par value, $1.00, the Sponsor's Class A Common Stock, par value, $1.00 and the Sponsor's Class B Common Stock, par value, $1.00.

                  (w) "Outside Director" means a member of the Board who is an "outside director" within the meaning of section 162(m)(4)(C) of the Code and applicable Treasury Regulations issued thereunder.

                  (x) "Parent Company" means all corporations that, at the time in question, are parent corporations of the Sponsor within the meaning of section 424(e) of the Code.

                  (y) "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization.

                  (z) "Plan" means the Comcast Corporation 1996 Stock Option
Plan.

                  (aa) "Roberts Family." Each of the following is a member of the Roberts Family:

                        (i)   Brian L. Roberts;

                        (ii)  a lineal descendant of Brian L. Roberts; or

                        (iii) a trust established for the benefit of any of Brian L. Roberts and/or a lineal descendant or descendants of Brian L. Roberts.

                  (bb) "Share" or "Shares" means:

                        (i) for all purposes of the Plan, a share or shares of Common Stock or such other securities issued by the Sponsor as may be the subject of an adjustment under Paragraph 11.

                        (ii) solely for purposes of Paragraphs 2(n), 2(v), 7(d), 8(d) and 16(b), the term "Share" or "Shares" also means a share or shares of the Sponsor's Class A Common Stock, par value, $1.00.

                  (cc) "Sponsor" means Comcast Corporation, a Pennsylvania corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.

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                  (dd) "Subsidiary Companies" means all corporations that, at the time in question, are subsidiary corporations of the Sponsor within the meaning of section 424(f) of the Code.

                  (ee) "Ten Percent Shareholder" means a person who on the Date of Grant owns, either directly or within the meaning of the attribution rules contained in section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations, as defined respectively in sections 424(e) and (f) of the Code, provided that the employer corporation is a Company.

                  (ff) "Terminating Event" means any of the following events:

                            (i)  the liquidation of the Sponsor; or

                            (ii) a Change of Control.

                  (gg) "Third Party" means any Person other than a Company, together with such Person's Affiliates, provided that the term "Third Party" shall not include the Sponsor, an Affiliate of the Sponsor or any member or members of the Roberts Family.

                  (hh) "1933 Act" means the Securities Act of 1933, as amended.

                  (ii) "1934 Act" means the Securities Exchange Act of 1934, as amended.

          3.   Rights To Be Granted

                  (a) Types of Options and Other Rights Available for Grant. Rights that may be granted under the Plan are:

                            (i)   Incentive Stock Options, which give an
     Optionee who is an employee of a Company the right for a specified time period to purchase a specified number of Shares for a price not less than the Fair Market Value on the Date of Grant;

                            (ii) Non-Qualified Options, which give the Optionee the right for a specified time period to purchase a specified number of Shares for a price determined by the Committee; and

                            (iii) Cash Rights, which give an Optionee the right for a specified time period, and subject to such conditions, if any, as shall be determined by the Committee and stated in the option document, to receive a cash payment of such amount per Share as shall be determined by the Committee and stated in the option document, in lieu of exercising a Non-Qualified Option.

In addition, rights that may be granted under the Plan shall include Incentive Stock Options or Non-Qualified Options to purchase a specified number of Shares of the Sponsor's Class A Special Common Stock, par value $1.00, which shall be automatically converted into Incentive Stock Options or Non-Qualified Options to purchase the same number of Shares of the Sponsor's Class B Common Stock, par value $1.00, upon and subject to the approval by the Sponsor's shareholders of the amendment to the Plan adopted by the Board on October 5, 2000 to make the

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Sponsor's Class B Common Stock, par value $1.00 available for the grant of
Options under the Plan.

                  (b) Limit on Grant of Options. The maximum number of Shares for which Options may be granted to any single individual in any calendar year, adjusted as provided in Paragraph 11, shall be 10,000,000 Shares.

                  (c) Presumption of Incentive Stock Option Status. Each Option granted under the Plan to an employee of a Company is intended to be an Incentive Stock Option, except to the extent any such grant would exceed the limitation of Paragraph 9 and except for any Option specifically designated at the time of grant as an Option that is not an Incentive Stock Option.

          4.   Shares Subject to Plan

          Subject to adjustment as provided in Paragraph 11, not more than 75,000,000 Shares in the aggregate may be issued pursuant to the Plan upon exercise of Options. Shares delivered pursuant to the exercise of an Option may, at the Sponsor's option, be either treasury Shares or Shares originally issued for such purpose. If an Option covering Shares terminates or expires without having been exercised in full, other Options may be granted covering the Shares as to which the Option terminated or expired.

          5.   Administration of Plan

                  (a) Committee. The Plan shall be administered by the Subcommittee on Performance Based Compensation of the Compensation Committee of the Board or any other committee or subcommittee designated by the Board, provided that the committee administering the Plan is composed of two or more non-employee members of the Board, each of whom is an Outside Director. Notwithstanding the foregoing, if Non-Employee Directors are granted Options in accordance with the provisions of Paragraph 8, the directors to whom such Options will be granted, the timing of grants of such Options, the Option Price of such Options and the number of Option Shares included in such Options shall be as specifically set forth in Paragraph 8. No member of the Committee shall participate in the resolution of any issue that exclusively involves an Option granted to such member.

                  (b) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

                  (c) Exculpation. No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, wilful misconduct or recklessness; provided, however, that the provisions of this Paragraph 5(c) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute.

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                  (d) Indemnification. Service on the Committee shall constitute service as a member of the Board. Each member of the Committee shall be entitled without further act on his part to indemnity from the Sponsor to the fullest extent provided by applicable law and the Sponsor's By-laws in connection with or arising out of any actions, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he may be involved by reasons of his being or having been a member of the Committee, whether or not he continues to be such member of the Committee at the time of the action, suit or proceeding.

          6.   Eligibility

                  (a) Eligible individuals to whom Options may be granted shall be employees, officers or directors of a Company who are selected by the Committee for the grant of Options. Eligible individuals to whom Cash Rights may be granted shall be individuals who are employees of a Company on the Date of Grant. The terms and conditions of Options granted to individuals other than Non-Employee Directors shall be determined by the Committee, subject to Paragraph 7. The terms and conditions of Cash Rights shall be determined by the Committee, subject to Paragraph 7. The terms and conditions of Options granted to Non-Employee Directors shall be determined by the Committee, subject to Paragraph 8.

                  (b) An Incentive Stock Option shall not be granted to a Ten Percent Shareholder except on such terms concerning the option price and term as are provided in Paragraph 7(b) and 7(g) with respect to such a person. An Option designated as Incentive Stock Option granted to a Ten Percent Shareholder but which does not comply with the requirements of the preceding sentence shall be treated as a Non-Qualified Option. An Option designated as an Incentive Stock Option shall be treated as a Non-Qualified Option if (i) the Optionee is not an employee of a Company on the Date of Grant or (ii) the only Company by which the Optionee is employed on the Date of Grant is an entity described in Paragraph 2(dd)(ii).

          7.   Option Documents and Terms - In General

          All Options granted to Optionees other than Non-Employee Directors shall be evidenced by option documents. The terms of each such option document shall be determined from time to time by the Committee, consistent, however, with the following:

                  (a) Time of Grant. All Options shall be granted within 10 years from the earlier of (i) the date of adoption of the Plan by the Board, or
(ii) approval of the Plan by the shareholders of the Sponsor.

                  (b) Option Price. The option price per Share with respect to any option shall be determined by the Committee, provided, however, that with respect to any Incentive Stock Options, the option price per share shall not be less than 100% of the Fair Market Value of such Share on the Date of Grant, and provided further that with respect to any Incentive Stock Options granted to a Ten Percent Shareholder, the option price per Share shall not be less than 110% of the Fair Market Value of such Share on the Date of Grant.

                  (c) Restrictions on Transferability. No Option granted under this Paragraph 7 shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Optionee, shall be exercisable only by him or for his benefit by his attorney-in-fact or guardian; provided that the Committee may, in its discretion, at the time of

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grant of a Non-Qualified Option or by amendment of an option document for an
Incentive Stock Option or a Non-Qualified Option, provide that Options granted to or held by an Optionee may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee; provided further that (i) any such transfer is without consideration and (ii) each transferee is a member of such Optionee's Immediate Family; and provided further that any Incentive Stock Option granted pursuant to an option document which is amended to permit transfers during the lifetime of the Optionee shall, upon the effectiveness of such amendment, be treated thereafter as a Non-Qualified Option. No transfer of an Option shall be effective unless the Committee is notified of the terms and conditions of the transfer and the Committee determines that the transfer complies with the requirements for transfers of Options under the Plan and the option document. Any person to whom an Option has been transferred may exercise any Options only in accordance with the provisions of Paragraph 7(g) and this Paragraph 7(c).

                  (d) Payment Upon Exercise of Options. Full payment for Shares purchased upon the exercise of an Option shall be made in cash, by certified check payable to the order of the Sponsor, or, at the election of the Optionee and as the Committee may, in its sole discretion, approve, by surrendering Shares with an aggregate Fair Market Value equal to the aggregate option price, or by delivering such combination of Shares and cash as the Committee may, in its sole discretion, approve; provided, however, that Shares may be surrendered in satisfaction of the option price only if the Optionee certifies in writing to the Sponsor that the Optionee owns a number of Other Available Shares as of the date the Option is exercised that is at least equal to the number of Shares to be surrendered in satisfaction of the Option Price; provided further, however, that the option price may not be paid in Shares if the Committee determines that such method of payment would result in liability under section 16(b) of the 1934 Act to an Optionee. Except as otherwise provided by the Committee, if payment is made in whole or in part in Shares, the Optionee shall deliver to the Sponsor certificates registered in the name of such Optionee representing Shares legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery that is not greater than the option price accompanied by stock powers duly endorsed in blank by the record holder of the Shares represented by such certificates. If the Committee, in its sole discretion, should refuse to accept Shares in payment of the option price, any certificates representing Shares which were delivered to the Sponsor shall be returned to the Optionee with notice of the refusal of the Committee to accept such Shares in payment of the option price. The Committee may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate.

                  (e) Issuance of Certificate Upon Exercise of Options; Payment of Cash. Only whole Shares shall be issuable upon exercise of Options. Any right to a fractional Share shall be satisfied in cash. Upon satisfaction of the conditions of Paragraph 10, a certificate for the number of whole Shares and a check for the Fair Market Value on the date of exercise of any fractional Share to which the Optionee is entitled shall be delivered to such Optionee by the Sponsor.

                  (f) Termination of Employment. For purposes of the Plan, a transfer of an employee between two employers, each of which is a Company, shall not be deemed a termination of employment. For purposes of Paragraph 7(g), an Optionee's termination of employment shall be deemed to occur on the date an Optionee ceases to have a regular obligation

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to perform services for a Company, without regard to whether (i) the Optionee continues on the Company's payroll for regular, severance or other pay or (ii) the Optionee continues to participate in one or more health and welfare plans maintained by the Company on the same basis as active employees. Whether an Optionee ceases to have a regular obligation to perform services for a Company shall be determined by the Committee in its sole discretion. Notwithstanding the foregoing, if an Optionee is a party to an employment agreement or severance agreement with a Company which establishes the effective date of such Optionee's termination of employment for purposes of this Paragraph 7(g), that date shall apply.

         (g) Periods of Exercise of Options. An Option shall be exercisable in whole or in part at such time or times as may be determined by the Committee and stated in the option document, provided, however, that if the grant of an Option would be subject to section 16(b) of the 1934 Act, unless the requirements for exemption therefrom in Rule 16b-3(c)(1), under such Act, or any successor provision, are met, the option document for such Option shall provide that such Option is not exercisable until not less than six months have elapsed from the Date of Grant. Except as otherwise provided by the Committee in its discretion, no Option shall first become exercisable following an Optionee's termination of employment for any reason; provided further, that:

               (i) In the event that an Optionee terminates employment with the Company for any reason other than death or Cause, any Option held by such Optionee and which is then exercisable shall be exercisable for a period of 90 days following the date the Optionee terminates employment with the Company (unless a longer period is established by the Committee); provided, however, that if such termination of employment with the Company is due to the Disability of the Optionee, he shall have the right to exercise those of his Options which are then exercisable for a period of one year following such termination of employment (unless a longer period is established by the Committee); provided, however, that in no event shall an Incentive Stock Option be exercisable after five years from the Date of Grant in the case of a grant to a Ten Percent Shareholder, nor shall any other Option be exercisable after ten years from the Date of Grant.

               (ii) In the event that an Optionee terminates employment with the Company by reason of his death, any Option held at death by such Optionee which is then exercisable shall be exercisable for a period of one year from the date of death (unless a longer period is established by the Committee) by the person to whom the rights of the Optionee shall have passed by will or by the laws of descent and distribution; provided, however, that in no event shall an Incentive Stock Option be exercisable after five years from the Date of Grant in the case of a grant to a Ten Percent Shareholder, nor shall any other Option be exercisable after ten years from the Date of Grant.

               (iii) In the event that an Optionee's employment with the Company is terminated for Cause, each unexercised Option held by such Optionee shall terminate and cease to be exercisable; provided further, that in such event, in addition to immediate termination of the Option, the Optionee, upon a determination by the Committee shall automatically forfeit all Shares otherwise subject to delivery upon exercise of an Option but for which the Sponsor has not yet delivered the Share certificates, upon refund by the Sponsor of the option price.

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               (h) Date of Exercise. The date of exercise of an Option shall be the date on which written notice of exercise, addressed to the Sponsor at its main office to the attention of its Secretary, is hand delivered, telecopied or mailed first class postage prepaid; provided, however, that the Sponsor shall not be obligated to deliver any certificates for Shares pursuant to the exercise of an Option until the Optionee shall have made payment in full of the option price for such Shares. Each such exercise shall be irrevocable when given. Each notice of exercise must (i) specify the Incentive Stock Option, Non-Qualified Option or combination thereof being exercised; and (ii) include a statement of preference (which shall binding on and irrevocable by the Optionee but shall not be binding on the Committee) as to the manner in which payment to the Sponsor shall be made (Shares or cash or a combination of Shares and cash). Each notice of exercise shall also comply with the requirements of Paragraph 15.

               (i) Cash Rights. The Committee may, in its sole discretion, provide in an option document for an eligible Optionee that Cash Rights shall be attached to Non-Qualified Options granted under the Plan. All Cash Rights that are attached to Non-Qualified Options shall be subject to the following terms:

                   (i) Such Cash Right shall expire no later than the Non-Qualified Option to which it is attached.

                   (ii) Such Cash Right shall provide for the cash payment of such amount per Share as shall be determined by the Committee and stated in the option document.

                   (iii) Such Cash Right shall be subject to the same restrictions on transferability as the Non-Qualified Option to which it is attached.

                   (iv) Such Cash Right shall be exercisable only when such conditions to exercise as shall be determined by the Committee and stated in the option document, if any, have been satisfied.

                   (v) Such Cash Right shall expire upon the exercise of the Non-Qualified Option to which it is attached.

                   (vi) Upon exercise of a Cash Right that is attached to a Non-Qualified Option, the Option to which the Cash Right is attached shall expire.

               (j) Type of Shares. Each Option granted under this Paragraph 7 to an employee of a Company shall be an Option to purchase Shares of the Company's Class A Special Common Stock, par value, $1.00, except for (i) any Option specifically designated at the time of grant as an Option to purchase Shares of the Company's Class B Common Stock, par value, $1.00, or (ii) any Option specifically designated at the time of grant as an Option to purchase Shares of the Company's Class A Special Common Stock, par value, $1.00, that will automatically convert to an Option to purchase Shares of the Company's Class B Special Common Stock, par value, $1.00, upon and subject to the approval by the Sponsor's shareholders of the amendment to the Plan adopted by the Board on October 5, 2000 to make the Sponsor's Class B Common Stock, par value $1.00 available for the grant of Options under the Plan.

         8. Option Documents and Terms - Non-Employee Directors

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         Options granted pursuant to the Plan to Non-Employee Directors shall be granted, without any further action by the Committee, in accordance with the terms and conditions set forth in this Paragraph 8. Options granted pursuant to Paragraph 8(a) shall be evidenced by option documents. The terms of each such option document shall be consistent with Paragraphs 8(b) through 8(g), as follows:

             (a) Grant of Options to Non-Employee Directors. Each Non-Employee Director shall be granted, commencing on the Grant Date next following the adoption of this Plan by the Board and on each successive Grant Date thereafter, a Non-Qualified Option to purchase 5,400 Shares. Notwithstanding the preceding sentence, each newly elected Non-Employee Director:

                 (i) shall be granted a Non-Qualified Option to purchase 9,000 Shares on the Election Date; and

                 (ii) shall not be entitled to the grant of an Option hereunder on the Grant Date immediately following the Non-Employee Director's Election Date if such Election Date is within ninety (90) days of the Grant Date.

             (b) Option Price. The option price per Share with respect to any Option granted under this Paragraph 8 shall be 100% of the Fair Market Value of such Share on the Grant Date.

             (c) Restrictions on Transferability. No Option granted under this Paragraph 8 shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Optionee, shall be exercisable only by him or for his benefit by his attorney-in-fact or guardian; provided that the Committee may, in its discretion, at the time of grant of an Option or by amendment of an option document for an Option, provide that Options may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee; provided further that (i) any such transfer is without consideration, and (ii) each transferee is a member of such Optionee's Immediate Family. No transfer of an Option shall be effective unless the Committee is notified of the terms and conditions of the transfer and the Committee determines that the transfer complies with the requirements for transfers of Options under the Plan and the option document. Any person to whom an Option has been transferred may exercise any Options only in accordance with the provisions of Paragraph 8(f) and this Paragraph 8(c).

             (d) Payment Upon Exercise of Options. Full payment for Shares purchased upon the exercise of an Option shall be made in cash, by certified check payable to the order of the Sponsor, or, at the election of the Optionee and as the Committee may, in its sole discretion, approve, by surrendering Shares with an aggregate Fair Market Value equal to the aggregate option price, or by delivering such combination of Shares and cash as the Committee may, in its sole discretion, approve; provided, however, that Shares may be surrendered in satisfaction of the option price only if the Optionee certifies in writing to the Sponsor that the Optionee owns a number of Other Available Shares as of the date the Option is exercised that is at least equal to the number of Shares to be surrendered in satisfaction of the Option Price; provided further, however, that the option price may not be paid in Shares if the Committee determines that such method of payment would result in liability under section 16(b) of the 1934 Act to an Optionee. Except as otherwise provided by the Committee, if payment is made in whole or in part in Shares, the Optionee shall deliver to the Sponsor certificates registered in the name of such Optionee representing Shares legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery that is not greater than the option price accompanied by stock powers duly endorsed in blank by the record holder of the Shares represented by such certificates. If the Committee, in its sole discretion, should refuse to accept Shares in payment of the option price, any certificates representing Shares which were delivered to the Sponsor shall be returned to the Optionee with notice of the refusal of the Committee to accept such Shares in payment of the option price. The Committee may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate.

             (e) Issuance of Certificate Upon Exercise of Options; Payment of Cash. Only whole Shares shall be issuable upon exercise of Options granted under this Paragraph 8. Any right to a fractional Share shall be satisfied in cash. Upon satisfaction of the conditions of Paragraph 10, a certificate for the number of whole Shares and a check for the Fair Market Value on the date of exercise of any fractional Share to which the Optionee is entitled shall be delivered to such Optionee by the Sponsor.

             (f) Periods of Exercise of Options. An Option granted under this Paragraph 8 shall not be exercisable for six months after the Date of Grant, and shall then be exercisable in its entirety. No Option shall first become exercisable following an Optionee's termination of service as a Non-Employee Director for any reason other than the Non-Employee Director's termination of service because of the Non-Employee Director's death, Disability or attainment of mandatory retirement age under any mandatory retirement policy established by the Board as in effect from time to time ("Mandatory Retirement"). All Options granted to a Non-Employee Director shall become immediately exercisable in full upon an Optionee's termination of service as a Non-Employee Director because of death, Disability or Mandatory Retirement; provided further, that the following rules shall apply to all Options previously granted under the Plan to Non-Employee Directors that are outstanding as of June 5, 2001, and to all Options granted under the Plan to Non-Employee Directors after June 5, 2001:

                 (i) In the event that an Optionee terminates service as a Non-Employee Director for any reason other than the Disability or Mandatory Retirement of the Optionee, death or Cause, any Option held by such Optionee and which is then exercisable shall continue to be exercisable for a period of 90 days following the date the Optionee terminates service as a Non-Employee Director; provided, however, that in no event shall an Option be exercisable after the day before the fifth anniversary of the Date of Grant.

                 (ii) In the event that an Optionee terminates service as a Non-Employee Director due to the Disability, death or Mandatory Retirement of the Optionee, any Option held by such Optionee and which is then exercisable shall continue to be exercisable by the Optionee or, in the case of the Optionee's death, by the person to whom the rights of the Optionee shall have passed by will or by the laws of descent and distribution until the day before the fifth anniversary of the Date of Grant.

                 (iii) In the event that an Optionee's service as a Non-Employee Director is terminated for Cause, each unexercised Option shall terminate and cease to be exercisable; provided further, that in such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares otherwise subject to delivery upon exercise of an Option but for which the Sponsor has not yet delivered the Share certificates, upon refund by the Sponsor of the option price.

               (g) Date of Exercise. The date of exercise of an Option granted under this Paragraph 8 shall be the date on which written notice of exercise, addressed to the Sponsor at its main office to the attention of its Secretary, is hand delivered, telecopied or mailed first class postage prepaid; provided, however, that the Sponsor shall not be obligated to deliver any certificates for Shares pursuant to the exercise of an Option until the Optionee shall have made payment in full of the option price for such Shares. Each such exercise shall be irrevocable when given. Each notice of exercise must (i) specify the Option being exercised; and (ii) include a statement as to the manner in which payment to the Sponsor shall be made (Shares or cash or a combination of Shares and cash). Each notice of exercise shall also comply with the requirements of Paragraph 15.

               (h) Type of Shares. Each Option granted under this Paragraph 8 shall be an Option to purchase Shares of the Company's Class A Special Common Stock, par value, $1.00.

          9. Limitation on Exercise of Incentive Stock Options

          The aggregate Fair Market Value (determined as of the time
Options are granted) of the Shares with respect to which Incentive Stock Options may first become exercisable by an Optionee in any one calendar year under the Plan and any other plan of the Company shall not exceed $100,000. The limitations imposed by this Paragraph 9 shall apply only to Incentive Stock Options granted under the Plan, and not to any other options or stock appreciation rights. In the event an individual receives an Option intended to be an Incentive Stock Option which is subsequently determined to have exceeded the limitation set forth above, or if an individual receives Options that first become exercisable in a calendar year (whether pursuant to the terms of an option document, acceleration of exercisability or other change in the terms and conditions of exercise or any other reason) that have an aggregate Fair Market Value (determined as of the time the Options are granted) that exceeds the limitations set forth above, the Options in excess of the limitation shall be treated as Non-Qualified Options.

          10. Rights as Shareholders

          An Optionee shall not have any right as a shareholder with respect to any Shares subject to his Options until the Option shall have been exercised in accordance with the terms of the Plan and the option document and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised and the Optionee shall have made arrangements acceptable to the Sponsor for the payment of applicable taxes consistent with Paragraph 16.

          11. Changes in Capitalization

               (a) Except as provided in Paragraph 11(b), in the event that Shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Sponsor, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Sponsor, the Board shall make appropriate equitable anti-dilution adjustments to the number and class of shares of stock available for issuance under the Plan, and subject to outstanding Options, and to the option prices and the amounts payable pursuant to any Cash Rights. Any reference to the option price in the Plan and in option documents shall be a reference to the option price as so adjusted. Any reference to the term "Shares" in the Plan and in option documents shall be a reference to the appropriate number and class of shares of stock available for issuance under the Plan, as adjusted pursuant to this Paragraph 11. The Board's adjustment shall be effective and binding for all purposes of this Plan.

               (b) Paragraph 11(a) shall not apply to the number of Shares that become subject to the grant of Options under Paragraph 8(a). Paragraph 11(a) shall apply for the purpose of making appropriate equitable anti-dilution adjustments to Options granted pursuant to Paragraph 8(a) before the effective date of the relevant event giving rise to the adjustment under Paragraph 11(a).

          12. Terminating Events

               (a) The Sponsor shall give Optionees at least thirty (30) days' notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. Upon receipt of such notice, and for a period of ten (10) days thereafter (or such shorter period as the Board shall reasonably determine and so notify the Optionees), each Optionee shall be permitted to exercise the Option to the extent the Option is then exercisable; provided that, the Sponsor may, by similar notice, require the Optionee to exercise the Option, to the extent the Option is then exercisable, or to forfeit the Option (or portion thereof, as applicable). The Committee may, in its discretion, provide that upon the Optionee's receipt of the notice of a Terminating Event under this Paragraph 12(a), the entire number of Shares covered by Options shall become immediately exercisable.

               (b) Notwithstanding Paragraph 12(a), in the event the Terminating Event is not consummated, the Option shall be deemed not to have been exercised and shall be exercisable thereafter to the extent it would have been exercisable if no such notice had been given.

          13. Interpretation

          The Committee shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. It is intended that the Incentive Stock Options granted under the Plan shall constitute incentive stock options within the meaning of section 422 of the Code, and that Shares transferred pursuant to the exercise of Non-Qualified Options shall constitute property subject to federal income tax pursuant to the provisions of section 83 of the Code. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

          14. Amendments

          The Board or the Committee may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, neither the Board nor the Committee may, without obtaining approval within twelve months before or after such action by such vote of shareholders as may be required by Pennsylvania law for any action requiring shareholder approval, or by a majority of votes cast at a duly held shareholders' meeting at which a majority of all voting stock is present and voting on such amendment, either in person or in proxy (but not, in any event, less than the vote required pursuant to Rule 16b-3(b) under the 1934 Act) change the class of individuals eligible to receive an Incentive Stock Option, extend the expiration date of the Plan, decrease the minimum option price of an Incentive Stock Option granted under the Plan or increase the maximum number of shares as to which Options may be granted, except as provided in Paragraph 11 hereof. In addition, the provisions of Paragraph 8 that determine (i) which directors shall be granted Options; (ii) the number of Shares subject to Options; (iii) the option price of Shares subject to Options; and (iv) the timing of grants of Options shall not be amended more than once every six months, other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, if applicable. No outstanding Option shall be affected by any such amendment without the written consent of the Optionee or other person then entitled to exercise such Option.

          15. Securities Law

               (a) In General. The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the 1933 Act or the 1934 Act, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

               (b) Acknowledgment of Securities Law Restrictions on Exercise. To the extent required by the Committee, unless the Shares subject to the Option are covered by a then current registration statement or a Notification under Regulation A under the 1933 Act, each notice of exercise of an Option shall contain the Optionee's acknowledgment in form and substance satisfactory to the Committee that:

                    (i) the Shares subject to the Option are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Sponsor, may be made without violating the registration provisions of the
     Act);

                    (ii)    the Optionee has been advised and understands that
     (A) the Shares subject to the Option have not been registered under the 1933 Act and are "restricted securities" within the meaning of Rule 144 under the 1933 Act and are subject to restrictions on transfer and (B) the Sponsor is under no obligation to register the Shares subject to the Option under the 1933 Act or to take any action which would make available to the Optionee any exemption from such registration;

                    (iii) the certificate evidencing the Shares may bear a restrictive legend; and

                    (iv) the Shares subject to the Option may not be transferred without compliance with all applicable federal and state securities laws.

               (c) Delay of Exercise Pending Registration of Securities. Notwithstanding any provision in the Plan or an option document to the contrary, if the Committee determines, in its sole discretion, that issuance of Shares pursuant to the exercise of an Option should be delayed pending registration or qualification under federal or state securities laws or the receipt of a legal opinion that an appropriate exemption from the application of federal or state securities laws is available, the Committee may defer exercise of any Option until such Shares are appropriately registered or qualified or an appropriate legal opinion has been received, as applicable.

          16. Withholding of Taxes on Exercise of Option

               (a) Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (i) require the recipient to remit to the Sponsor an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (ii) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Sponsor's obligation to make any delivery or transfer of Shares on the exercise of an Option shall be conditioned on the recipient's compliance, to the Sponsor's satisfaction, with any withholding requirement. In addition, if the Committee grants Options or amends option documents to permit Options to be transferred during the life of the Optionee, the Committee may include in such option documents such provisions as it determines are necessary or appropriate to permit the Company to deduct compensation expenses recognized upon exercise of such Options for federal or state income tax purposes.

               (b) Except as otherwise provided in this Paragraph 16(b), any tax liabilities incurred in connection with the exercise of an Option under the Plan other than an Incentive Stock Option shall be satisfied by the Sponsor's withholding a portion of the Shares underlying the Option exercised having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Sponsor under applicable law, unless otherwise determined by the Committee with respect to any Optionee. Notwithstanding the foregoing, the Committee may permit an Optionee to elect one or both of the following: (i) to have taxes withheld in excess of the minimum amount required to be withheld by the Sponsor under applicable law; provided that the Optionee certifies in writing to the Sponsor that the Optionee owns a number of Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value of Option Shares to be withheld by the Company for the then-current exercise on account of withheld taxes in excess of such minimum amount, and (ii) to pay to the Sponsor in cash all or a portion of the taxes to be withheld upon the exercise of an Option. In all cases, the Shares so withheld by the Company shall have a Fair Market Value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the Optionee. Any election pursuant to this Paragraph 16(b) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Paragraph 16(b) may be made only by an Optionee or, in the event of the Optionee's death, by the Optionee's legal representative. No Shares withheld pursuant to this Paragraph 16(b) shall be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Paragraph 16(b) as it deems appropriate.

               (c) Except as otherwise provided in this Paragraph 16(c), any tax liabilities incurred in connection with the exercise of an Incentive Stock Option under the Plan shall be satisfied by the Optionee's payment to the Sponsor in cash all of the taxes to be withheld upon exercise of the Incentive Stock Option. Notwithstanding the foregoing, the Committee may permit an Optionee to elect to have the Sponsor withhold a portion of the Shares underlying the Incentive Stock Option exercised having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Sponsor under applicable law. Any election pursuant to this Paragraph 16(c) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Paragraph 16(c) may be made only by an Optionee or, in the event of the Optionee's death, by the Optionee's legal representative. No Shares withheld pursuant to this Paragraph 16(c) shall be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Paragraph 16(c) as it deems appropriate.

          17. Effective Date and Term of Plan

          This amendment and restatement of the Plan is effective as of April 29, 2002. The Plan shall expire no later than March 13, 2006, the tenth anniversary of the date the Plan was initially adopted by the Board, unless sooner terminated by the Board.

          18. General

          Each Option shall be evidenced by a written instrument containing such terms and conditions not inconsistent with the Plan as the Committee may determine. The issuance of Shares on the exercise of an Option shall be subject to all of the applicable requirements of the corporation law of the Sponsor's state of incorporation and other applicable laws, including federal or state securities laws, and all Shares issued under the Plan shall be subject to the terms and restrictions contained in the Articles of Incorporation and By-Laws of the Sponsor, as amended from time to time.

                                   Executed as of the 29th day of April, 2002.

                                            COMCAST CORPORATION

                                            By: /s/ Stanley Wang
                                                -----------------------------


                                            Attest: /s/ Arthur Block
                                                    -------------------------